Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 10, 2025, XTI Aerospace, Inc. (the “Company” or “XTI”) through a wholly-owned subsidiary acquired 100% of the issued and outstanding equity interests of two enterprise drone solutions providers, Drone Nerds, LLC, a Florida limited liability company, and Anzu Robotics, LLC, a Delaware limited liability company (collectively “Drone Nerds”) (the “Acquisition” or “Transaction”) for total purchase consideration of $40.0 million, which was comprised of $20.0 million in cash, $10.3 million in the form of two promissory notes (the “Promissory Notes”) and $9.7 million in the form of equity consideration. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this Amended Form 8-K.

The historical financial information of XTI was derived from the audited statements of operations for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2025, as previously filed with the Securities and Exchange Commission. The historical financial information of Drone Nerds was derived from the audited statements of operations for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2025, included elsewhere in the Amended Form 8-K. Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of XTI and Drone Nerds and its subsidiaries, respectively. This information should be read together with the financial statements of XTI and related notes, included in its Form 10-K filed on April 15, 2025 and its Form 10-Q filed on August 14, 2025.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Acquisition and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

There were no material transactions between the Company and Drone Nerds during the periods presented in the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

(in thousands, except share and per share amounts)

	XTI (Historical)	Pro Forma Adjustments for Subsequent Equity Transactions (Note 1)	Pro Forma Adjustments for Valkyrie Investment (Note 2)	XTI Pro Forma As Adjusted	Drone Nerds (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined	Post Acquisition Financing Transactions		As Adjusted Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$20,046	$20,945	$(2,000)	$38,991	$2,257	$(20,000)	S	$-	A	$21,248	$23,075	AA	$44,323
Accounts receivable, net	338	-	-	338	7,726	-		-		8,064	-		8,064
Other receivables	48	-	-	48	-	-		-		48	-		48
Inventories	2,490	-	-	2,490	12,000	3,026		(3,026)	B	14,490	-		14,490
Vendor deposits	-	-	-	-	4,379	-		-		4,379	-		4,379
Prepaid expenses and other current assets	1,290	-	-	1,290	1,161	-		-		2,451	-		2,451
Total Current Assets	24,212	20,945	(2,000)	43,157	27,523	(16,974)		(3,026)		50,680	23,075		73,755
		-
Property and equipment, net	255	-	-	255	226	-		-		481	-		481
Operating lease right-of-use asset, net	266	-	-	266	1,851	79		-	C	2,196	-		2,196
Intangible assets, net	1,223	-	-	1,223	-			-		1,223	-		1,223
Goodwill	9,143	-	-	9,143	170	16,614		-	D	25,927	-		25,927
Other assets	349	-	2,000	2,349	-			-		2,349	-		2,349
Total Assets	$35,448	$20,945	$-	$56,393	$29,770	$(281)		$(3,026)		$82,856	$23,075		$105,931

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,685	$-	$-	$2,685	$3,309	$-		$-		$5,994	$-		$5,994
Accrued expenses and other current liabilities	1,822	-	-	1,822	1,625	-		2,000	E	5,447	-		5,447
Accrued interest	342	-	-	342	-	-		-		342	-		342
Customer deposits	1,350	-	-	1,350	-	-		-		1,350	-		1,350
Warrant liability	14,564	13,960	-	28,524	-	-		-		28,524	-		28,524
Operating lease obligation, current	95	-	-	95	658	(54)		-	C	699	-		699
Deferred revenue	979	-	-	979	-	-		-		979	-		979
Short-term debt	-	-	-	-	2,625	10,265		-	F	12,890	-		12,890
Total Current Liabilities	21,837	13,960	-	35,797	8,217	10,211		2,000		56,225	-		56,225
Long Term Liabilities		-
Long-term debt	65	-	-	65	450	-		-	F	515	-		515
Operating lease obligation, noncurrent	181	-	-	181	1,326	-		-		1,507	-		1,507
Total Liabilities	22,083	13,960	-	36,043	9,993	10,211		2,000		58,247	-		58.247
		-
Mezzanine Equity	960	783	-	1,743	-	-		-		1,743	982	BB	2,725

Stockholders’ Equity													-
Preferred stock - $0.001 par value	-	-	-	-	-	-		-		-	-		-
Series 4 Convertible preferred stock	-	-	-	-	-	-		-		-	-		-
Series 5 Convertible preferred stock	-	-	-	-	-	-		-		-	-		-
Series 10 Convertible preferred stock	-	-	-	-	-	-		-		-	23,075	AA	23,075
Common stock	18	15	-	33	-					33	-		33
Additional paid-in capital	138,795	8,100	-	146,895	1,100	8,185				156,180	(982)	BB	155,198
Accumulated other comprehensive income	884	-	-	884	-					884	-		884
Accumulated deficit	(127,292)	(1,913)	-	(129,205)	18,790	(18,790)		(5,026)	E	(134,231)	-		(134,231)
Due from stockholder	-	-	-	-	(113)	113		-		-	-		-
Total Stockholders’ Equity	12,405	6,202	-	18,607	19,777	(10,492)		(5,026)		22,866	22,093		44,959
Total Liabilities and Stockholders’ Equity	$35,448	$20,945	$-	$56,393	$29,770	$(281)		$(3,026)		$82,856	$23,075		$105,931

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(in thousands, except share and per share amounts)

	XTI (Historical)	Pro Forma Adjustments for Valkyrie Investment (Note 2)		XTI Pro Forma As Adjusted	Drone Nerds (Historical)	Other Transaction Accounting Adjustments	Pro Forma Combined	Post Acquisition Financing Transactions		As Adjusted Pro Forma Combined
Revenues	$1,084	$-		$1,084	$55,624	$-	$56,708	$-		$56,708
Cost of Revenues	266	-		266	42,130	-	42,396	-		42,396
Gross Profit	818	-		818	13,494	-	14,312	-		14,312

Operating Expenses:
Research and development	3,664	-		3,664	69	-	3,733	-		3,733
Sales and marketing	2,526	-		2,526	2,192	-	4,718	-		4,718
General and administrative	11,328	-		11,328	4,480	-	15,808	-		15,808
Impairment of goodwill	4,049	-		4,049	-	-	4,049	-		4,049
Impairment of intangible assets	631	-		631	-	-	631	-		631
Amortization of intangibles	152	-		152	-	-	152	-		152
Total Operating Expenses	22,350	-		22,350	6,741	-	29,091	-		29,091

Income (Loss) from Operations	(21,532)	-		(21,532)	6,753	-	(14,779)	-		(14,779)

Other (Expense) Income
Interest expense, net	(218)	-		(218)	(393)	-	(611)	-		(611)
Interest income	-	100	H	100		-	100	-		100
Loss on extinguishment of debt	(421)	-		(421)	-	-	(421)	-		(421)
Warrant issuance expense	(5,795)	-		(5,795)	-	-	(5,795)	-		(5,795)
Change in fair value of warrant liability	(5,431)	-		(5,431)	-	-	(5,431)	-		(5,431)
Other	(339)	-		(339)	64	-	(275)	-		(275)
Total Other (Expense) Income	(12,204)	100		(12,104)	(329)	-	(12,433)	-		(12,433)

Net Income (Loss), before tax	(33,736)	100		(33,636)	6,424	-	(27,212)	-		(27,212)
Income tax benefit	6			6	-		6			6
Net income (loss)	(33,730)	100		(33,630)	6,424	-	(27,206)	-		(27,206)

Preferred stock return	(29)			(29)			(29)	(1,500)	AA	(1,529)

Net Income (Loss) Attributable to Common Stockholders	$(33,759)	$100		$(33,659)	$6,424	$-	$(27,235)	$(1,500)		$(28,735)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except share and per share amounts)

	XTI (Historical)	Pro Forma Adjustments for Valkyrie Investment (Note 2)		XTI Pro Forma As Adjusted	Drone Nerds (Historical)	Transaction Accounting Adjustments	Other Transaction Accounting Adjustments		Pro Forma Combined	Post Acquisition Financing Transactions		As Adjusted Pro Forma Combined
Revenues	$3,202	$-		$3,202	$111,201	$-	$-		$114,403	$-		$114,403
Cost of Revenues	1,314			1,314	93,868	-	3,026	B	98,208	-		98,208
Gross Profit	1,888	-		1,888	17,333	-	(3,026)		16,195			16,195

Operating Expenses:
Research and development	3,996	-		3,996	88	-	-		4,084	-		4,084
Sales and marketing	3,231	-		3,231	2,766	-	-		5,997	-		5,997
General and administrative	22,022	-		22,022	10,547	-	-		32,569	-		32,569
Merger and transaction costs	6,490	-		6,490	-	2,000	-		8,490	-		8,490
Impairment of intangible assets	2,507	-		2,507	-	-	-		2,507	-		2,507
Amortization of intangible assets	622	-		622	-	-	-		622	-		622
Total Operating Expenses	38,868	-		38,868	13,401	2,000	-		54,269	-		54,269

Income (Loss) from Operations	(36,980)	-		(36,980)	3,932	(2,000)	(3,026)		(38,074)	-		(38,074)

Other (Expense) Income
Interest expense, net	(1,146)	-		(1,146)	(1,106)	-	(744)	G	(2,996)	-		(2,996)
Interest income	364	200	H	564	-	-	-		564	-		564
Amortization of deferred loan costs	(17)	-		(17)	-	-	-		(17)	-		(17)
Loss on conversion of note receivable to equity security	(2,630)	-		(2,630)	-	-	-		(2,630)	-		(2,630)
Loss on extinguishment of convertible notes payable	(6,732)	-		(6,732)	-	-	-		(6,732)	-		(6,732)
Change in fair value of convertible notes payable	12,882	-		12,882	-	-	-		12,882	-		12,882
Change in fair value of Damon investment and related warrants	(1,068)	-		(1,068)	-	-	-		(1,068)	-		(1,068)
Change in fair value of warrant liability	(281)	-		(281)	-	-	-		(281)	-		(281)
Other	21	-		21	154	-	-		175	-		175
Total Other (Expense) Income	1,393	200		1,593	(952)	-	(744)		(103)	-		(103)

Net Income (Loss), before tax	(35,587)	200		(35,387)	2,980	(2,000)	(3,770)		(38,177)	-		(38,177)
Income tax provision	(16)	-		(16)	-	-	-		(16)	-		(16)
Net Income (Loss)	(35,603)	200		(35,403)	2,980	(2,000)	(3,770)		(38,193)	-		(38,193)

Preferred stock return	(606)	-		(606)	-	-	-		(606)	(3,000)	AA	(3,606)
Deemed dividend	(772)	-		(772)	-	-	-		(772)	-		(772)
Net Income (Loss) Attributable to Common Stockholders	$(36,981)	$200		$(36,781)	$2,980	$(2,000)	$(3,770)		$(39,571)	$(3,000)		$(42,571)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations have been prepared as if the Acquisition had been consummated on January 1, 2024, and the unaudited pro forma condensed combined balance sheet has been prepared as if the Acquisition had been consummated on June 30, 2025 and do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of XTI.

The allocation of the purchase consideration for the Acquisition depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of purchase consideration. The final valuation will be based on the actual net tangible and intangible assets of Drone Nerds existing at the acquisition date.

2. Accounting Policies and Reclassifications

Management performed a comprehensive review of the three entities’ accounting policies. Based on its analysis, management reclassified certain operating expenses in the statement of operations of Drone Nerds to align with XTI’s presentation. Management did not identify any further differences in accounting policies.

3. Estimated Purchase Price Consideration

Estimated purchase price of approximately $40.0 million related to the Acquisition is comprised of the following components (in thousands):

Fair Value of Class B Units	$9,735
Fair value of Promissory Notes	10,265
Cash	20,000
Total Consideration	$40,000

The total equity consideration for the Acquisition included 6,524,576 Class B Units of our wholly-owned subsidiary that acquired Drone Nerds, which convert into common shares of XTI at the option of the holder at no additional consideration, which had an aggregate estimated fair value of approximately $9.7 million. The fair value was determined based on XTI’s five-day weighted average share price of $1.492 ending November 7, 2025. If the Class B Units have not been converted into shares of XTI common stock prior to the fifteen-month anniversary of the Acquisition closing date, they will automatically convert into common shares at that time for no additional consideration. The Class B Units issued at the closing are fixed in number, subject to stock splits or similar adjustments, and are not subject to forfeiture prior to conversion.

The Promissory Notes bear interest at an annual rate of 7.25% and mature at the one-year anniversary of the Acquisition closing date, subject to monthly principal repayments and acceleration clauses if XTI or any of its affiliates receives an aggregate amount of $40 million or more in future capital raises.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of common stock outstanding, assuming the Acquisition occurred on January 1, 2024.

Pro Forma Adjustments for Subsequent XTI Equity and Investment Transactions

The pro forma adjustments for subsequent XTI equity transactions represent significant transactions completed by the Company subsequent to June 30, 2025 and are as follows:

Note 1: XTI issued common stock, pre-funded warrants, common warrants, and placement agent warrants for net proceeds of $18.5 million as part of a best efforts public offering that closed during September 2025 (the “September Offering”). During September and October 2025, all pre-funded warrants from the September Offering were exercised into common stock. During July 2025, XTI closed multiple exercises of the over-allotment option granted to the underwriter of a public offering that closed during June 2025 resulting in the issuance of common shares for net proceeds of approximately $2.2 million. Additionally, there were multiple exercises of warrants issued in conjunction with previous public offerings resulting in net proceeds of approximately $0.2 million.

The financial statement impact of the aforementioned equity financing transactions in aggregate resulted in the recording of approximately (i) $20.9 million in cash and cash equivalents, (ii) $14.0 million in net warrant liabilities, (iii) $0.8 million in Mezzanine Equity, (iv) $8.1 million in Additional Paid-In Capital, and (v) $1.9 million in financing expenses (Accumulated Deficit) on the unaudited pro forma June 30, 2025 condensed combined balance sheet.

Note 2: On October 21, 2025, the Company invested in Valkyrie Sciences Holdings LLC (“Valkyrie”) in the form of a convertible promissory note of $2.0 million. The note bears simple interest at 10% per annum and matures on December 31, 2026. The Company may elect to convert the outstanding principal and accrued interest into (a) securities at the same price paid by new investors, (b) simple agreements for future equity in an affiliate of Valkyrie, or (c) equity of Valkyrie or its affiliate in the event of a sale of such entity as applicable, subject to a valuation cap of no greater than $65 million. The unaudited pro forma condensed combined balance sheet has been adjusted to account for this transaction.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Acquisition Accounting Adjustments

A.	Represents the cash consideration portion of the purchase price

B.	Represents the fair value adjustment of inventory acquired

C.	Represents adjustments to reflect the remeasurement the right-of-use assets and lease liabilities for the acquired leases as of the date of the Acquisition.

D.	The Company has performed a preliminary valuation analysis of the fair market value of Drone Nerds’ assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the Transaction’s closing date, November 10, 2025 (in thousands):

Consideration(1)	$40,000
Assets acquired:
Cash and cash equivalents	$2,257
Accounts receivable	7,726
Inventories	15,026
Vendor deposits	4,379
Prepaid assets and other current assets	1,161
Property and equipment	226
Other assets	1,930
Goodwill	16,784
Total assets acquired	49,489

Liabilities assumed:
Accounts payable	3,309
Accrued liabilities	1,625
Operating lease obligation	1,930
Short-term debt	2,625
Long-term debt	450
Total liabilities assumed	9,489
Estimated fair value of net assets acquired	$40,000

(1)	See components of consideration above in Note 3 above.

For the purposes of pro forma presentation, the Company has assumed the excess consideration over the net assets acquired is Goodwill. The Company will be performing a more comprehensive assessment of assets acquired that may result in other intangible assets being identified in that analysis.

Other Transaction Accounting Adjustments

E.	To reflect the total transaction costs of XTI and Drone Nerds of approximately $2.0 million to be expensed as if incurred on January 1, 2024, the date the Acquisition occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item and includes legal and accounting fees, investment banking, and other transaction-related professional fees.

F.	As part of the purchase consideration, XTI will be issuing approximately $10.3 million in Promissory Notes. In addition, XTI will be assuming approximately $2.6 million of existing short-term debt and approximately $0.5 million of existing long-term debt of Drone Nerds.

G.	Represents the interest expense relating to the Promissory Notes issued as part of the purchase price consideration.

H.	Represents interest income relating to the Valkyrie convertible note investment (see Note 2).

Pro Forma Adjustments for Post Acquisition Financing Transactions

AA.	On November 12, 2025, XTI Aerospace, Inc. (the “Company”) entered into a Securities Purchase Agreement with Unusual Machines, Inc. (“UMAC”), pursuant to which the Company issued 25,000 shares of Series 10 Convertible Preferred Stock (the “Series 10 Preferred”) at a stated value of $1,000 per share, for aggregate gross proceeds of $25 million.

The Series 10 Preferred carries a 12% cumulative dividend, payable quarterly in cash, common stock, or in kind (PIK) through accretion to stated value. Each share will be convertible into common stock at a fixed conversion price of $1.492 per share upon receipt of required shareholder approval, at which time all shares will automatically convert. Conversions are subject to a beneficial ownership limitation of 4.99% (or 9.99% at holder election). If conversion would exceed such limit, the Company may issue pre-funded warrants in lieu of conversion shares. The Series 10 Preferred includes a Fundamental Transaction clause providing that holders receive equivalent consideration on the same basis as common shareholders. The preferred shares have no redemption rights and may be settled only through equity conversion.

The preliminary accounting for the Series 10 Convertible Preferred Stock and related placement agent’s warrants (see BB below) is based on management’s current interpretation of the relevant terms and application of U.S. GAAP, including ASC 480, ASC 815, and ASC 505. The classification and measurement of these instruments are subject to change as the Company completes its detailed analysis and obtains any required third-party valuations or technical accounting review.

Under ASC 480 and ASC 815, the Series 10 Preferred is classified as equity since it is not mandatorily redeemable and the conversion feature qualifies for the fixed-for-fixed exception. No embedded derivatives require bifurcation.

For pro forma presentation, the $25 million proceeds are reflected as an increase to equity, net of issuance costs of approximately $1.9 million.

For purposes of the as-adjusted pro forma earnings per share calculation (see Note 5), it is assumed that the Series 10 Preferred quarterly dividends are paid in common stock. The related adjustment impacts the unaudited pro forma condensed combined statement of operations by increasing the net loss attributable to common stockholders by $3.0 million and $1.5 million for the year ended December 31, 2024 and six months ended June 30, 2025, respectively.

BB.	In connection with the Series 10 Preferred financing, the Company issued to the placement agent warrants to purchase 837,801 shares of common stock at an exercise price of $1.492 per share, equal to the Series 10 conversion price. The warrants are immediately exercisable upon closing and expire five years from the date of issuance. The fair value of the Placement Agent’s Warrants is treated as a direct issuance cost of the offering and recorded as a reduction to additional paid-in capital in the pro forma balance sheet, with no impact on the pro forma statement of operations or earnings per share.

5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Acquisition, assuming the shares were outstanding since January 1, 2024. As the Acquisition transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Acquisition have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2025 and for the year ended December 31, 2024 (in thousands, except share and per share data):

	Six Months Ended June 30, 2025(1)	Year Ended December 31, 2024(2)
Pro forma net loss attributable to common stockholders	$(28,735)	$(42,571)
Weighted average shares outstanding – basic and diluted(3)	11,788,185	6,751,769
Pro forma net loss per share attributable to common stockholders – basic and diluted	$(2.44)	$(6.31)

As Adjusted Pro forma net loss attributable to common stockholders	$(28,735)	$(42,571)
Weighted average shares outstanding – basic and diluted(4)	31,560,303	26,523,887
As Adjusted Pro forma net loss per share attributable to common stockholders – basic and diluted	$(0.91)	$(1.61)

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information” for the six months ended June 30, 2025.

(2)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information” for the year ended December 31, 2024.

(3)	Includes 6,524,576 Class B Units issued as part of the Acquisition’s purchase price consideration as they convert to common shares of XTI, at the option of the holder or automatically fifteen months from the Acquisition’s closing date, and require no future additional consideration.

(4)

 Includes (i) 6,524,576 Class B Units issued as part of the Acquisition’s purchase price consideration as they convert to common shares of XTI, at the option of the holder or automatically fifteen months from the Acquisition’s closing date, and require no future additional consideration, (ii) 16,756,032 commons shares relating to the Series 10 Preferred transaction based on an “ if converted” method, and (iii) 3,016,086 common shares assuming the Series 10 Preferred quarterly dividends are issued in common stock.